Exhibit 10.14.4

CONFIDENTIAL TREATMENT

Sixth Amendment to License and Service Agreement

This Sixth Amendment supplements the License and Service Agreement effective March 19, 2008 by and between TeleNav, Inc. (herein “LICENSOR”) and AT&T Mobility LLC (“AT&T”). LICENSOR and AT&T may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

A. LICENSOR and AT&T have previously entered into the License and Service Agreement (the “Agreement”) stated above.

B. LICENSOR has a new Information Services, TeleNav Asset Tracker, which it would like to make available to AT&T.

C. AT&T would like to offer for sale TeleNav Asset Tracker from AT&T.

THEREFORE, LICENSOR and AT&T agree as follows:

1.	Effective Date. The effective date of this Sixth Amendment is October 13, 2009.

2.	Term. This Sixth Amendment will remain in effect as long as the Agreement is in effect.

3.	Section A of Exhibit A to the Agreement is amended to add the following Information Service:

11) “TeleNav Asset Tracker from AT&T” includes the following features:

•	Location Tracking

•	Continuous Tracking

•	Configurable in-motion interval (default – 5min)

•	Configurable static interval (default – 60min)

•	Immediate Location Reports

•	View TeleNav Asset Tracker just like other device on TeleNav Track website

•	Alerts

•	Stops; Speeding; Geofences; State Cross; Low Battery

•	Hot Key Alert

•	Invoked using “SOS” button on device

•	Sends alert as SMS message to user-defined destination

•	Sends an immediate position report with date/time stamp

•	Reports

•	Stops; Mileage; Breadcrumb; Alerts

•	Hardware: not included

CONFIDENTIAL TREATMENT

4.	The following new subsection (c) is added after subsection (b) to Section 3 of Exhibit F to the Agreement:

With respect to TeleNav Asset Tracker from AT&T sold to Direct Bill Customers or Data Feature Customers, AT&T shall pay LICENSOR revenue share equal to [*****] of the Net Revenue charged by AT&T to End Users for TeleNav Asset Tracker from AT&T, excluding the cost of the GlobalSat TR-151-TN1 Asset Tracker. For these purposes, “Net Revenue” means the gross price charged to End Users for TeleNav Asset Tracker from AT&T (other than any transport or other telecommunications charges) excluding any credits, sales, use or other governmental charges. The Parties will mutually agree on any price change to the TeleNav Asset Tracker from AT&T. AT&T agrees to pay LICENSOR a one-time activation fee of [*****] for each TeleNav Asset Tracker from AT&T activated on AT&T’s network. The one-time activation fee does not include the GlobalSat TR-151 Asset Tracker.

5.	TeleNav agrees to support the TeleNav Asset Tracker from AT&T on the GlobalSat TR-151-TN1 Asset Tracker as of the Effective Date of this Sixth Amendment.

6.	This Sixth Amendment complies with Section 13.13 (Amendment) of the Agreement and is, therefore, integrated into the Agreement pursuant to Section 13.14 (Entire Agreement) of the Agreement.

7.	This Sixth Amendment is subject to the Agreement and in the event of any conflict between a provision of the Agreement and a provision in this Sixth Amendment; the provision of this Sixth Amendment will govern. In all other respects, the Agreement continues in full force and effect.

AGREED TO BY:

TELENAV, INC.		AT&T Mobility LLC, on behalf of its affiliates doing business as AT&T in the Area

By:	/s/ Douglas S. Miller	By:	/s/ Igor Glubochansky
(Authorized Signature)		(Authorized Signature)

Name:	Douglas S. Miller	Name:	Igor Glubochansky
Title:	CFO	Title:	Director, Mobility Product Dept
Date:	10/19/09	Date:	10/18/2009

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.